                                                                     EXHIBIT 4.2
                                                                     -----------

Registered                                                   $
No. FXR-                                                     CUSIP No.


UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                ---------------

                                CSX CORPORATION

                           Medium Term Note, Series C
                                 (Fixed Rate)

                           PERMANENT GLOBAL SECURITY

                                ---------------

INTEREST PAYMENT DATES:           March 1 and         PRINCIPAL AMOUNT:
                                  September 1
                                                      ISSUE DATE:
REGULAR RECORD DATES:             February 15
                                  and August 15       MATURITY DATE:

INTEREST RATE:                                        OTHER TERMS:

REDEEMABLE AT OPTION OF:

REDEMPTION DATE(S):

REDEMPTION PRICE(S):

ORIGINAL ISSUE DISCOUNT:                              DEFAULT RATE:
                                                      (only applicable if Security issued at original issue discount)
ORIGINAL ISSUE DISCOUNT APPLICABLE TO
 SHORT ACCRUAL PERIOD:                                YIELD TO MATURITY:

SHORT ACCRUAL PERIOD:                                 METHOD USED TO DETERMINE YIELD TO
                                                      MATURITY APPLICABLE TO SHORT ACCRUAL
[  ] ORIGINAL ISSUE DISCOUNT SECURITY                 PERIOD:
     SUBJECT TO "SPECIAL PROVISIONS" HEREIN

                                                      [  ] ORIGINAL ISSUE DISCOUNT SECURITY
OID PERCENTAGE FOR TAX PURPOSES:                      FOR FEDERAL INCOME TAX PURPOSES ONLY

OID AS PERCENTAGE OF ORIGINAL                         ANNUAL YIELD TO MATURITY FOR COMPUTING
PRINCIPAL AMOUNT:                                     OID:

            FOR PURPOSES OF SECTION 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS THE PERCENTAGE OF ITS PRINCIPAL AMOUNT SET FORTH ABOVE, THE YIELD TO MATURITY IS THE PERCENTAGE SET FORTH ABOVE, THE ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD IS THE PERCENTAGE OF THE PRINCIPAL AMOUNT OF THIS SECURITY SET FORTH ABOVE AND THE METHOD USED TO DETERMINE THE YIELD TO MATURITY FOR SUCH SHORT ACCRUAL PERIOD IS THE METHOD SET FORTH ABOVE.

            FOR PURPOSES OF APPLYING THE ORIGINAL ISSUE DISCOUNT ("OID") PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS PERMANENT GLOBAL SECURITY IS ISSUED ON THE ORIGINAL ISSUE DATE SPECIFIED ABOVE AT THE OID PERCENTAGE FOR TAX PURPOSES SPECIFIED ABOVE (PLUS ACCRUED INTEREST, IF ANY) OF ITS PRINCIPAL AMOUNT. BASED ON THE ISSUE PRICE AND ASSUMING THAT THE RATE OF STATED INTEREST THROUGHOUT THE LIFE OF THIS PERMANENT GLOBAL SECURITY IS EQUAL TO THE RATE APPLICABLE DURING THE FIRST INTEREST ACCRUAL PERIOD, THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS PERMANENT GLOBAL SECURITY WOULD BE THE AMOUNT SPECIFIED AS SUCH ABOVE, THE ANNUAL YIELD TO MATURITY OF THIS PERMANENT GLOBAL SECURITY FOR PURPOSES OF COMPUTING THE OID WOULD BE APPROXIMATELY THE PERCENTAGE SPECIFIED AS SUCH ABOVE, AND THE TOTAL AMOUNT OF OID APPLICABLE TO THE SHORT FIRST ACCRUAL PERIOD SPECIFIED ABOVE FOR PURPOSES OF COMPUTING OID ON THIS PERMANENT GLOBAL SECURITY AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS PERMANENT GLOBAL SECURITY WOULD BE APPROXIMATELY THE AMOUNT SPECIFIED AS SUCH ABOVE. THE METHOD USED TO CALCULATE THE ANNUAL YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS THE METHOD SPECIFIED ABOVE.

            THIS SECURITY IS A PERMANENT GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE SECURITY REGISTRAR IN NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS PERMANENT GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE

DEPOSITARY, BY ACCEPTING THIS PERMANENT GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

            NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS PERMANENT GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

            This permanent global Security is one of a duly authorized issue of securities (herein called the "Securities") of CSX Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of August 1, 1990, between the Company and The Chase Manhattan Bank, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998, to which indenture and all indentures supplemental hereto (the indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security is one of the series of Securities designated on the first page hereof, of an aggregate initial principal amount equal to the Principal Amount shown above (the "Principal Amount"), with the Interest Payment Dates, the Issue Date, and the Maturity Date specified herein and bearing interest on said Principal Amount at the interest rate specified herein. The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

            The Company, for value received, hereby promises to pay to Cede & Co., as nominee for the Depositary, or registered assigns, the Principal Amount hereof on the Maturity Date shown above, and to pay interest thereon, from and including the Issue Date shown above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this permanent global Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof semi-annually in arrears on each Interest Payment Date commencing on the first such Interest Payment Date next succeeding the Issue Date and at Maturity unless the Issue Date is between a Regular Record Date and an Interest Payment Date, in which case, the first payment of interest hereon shall be made on the second Interest Payment Date following such Regular Record Date, at the rate per annum set forth above, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day), next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this permanent global Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Notwithstanding the foregoing, interest payable on this permanent global Security at Maturity will be payable to the person to whom principal is payable.

            Unless otherwise indicated on the first page hereof, the Interest Payment Dates for this permanent global Security will be March 1 and September 1 of each year and at Maturity and the Regular Record Dates for this permanent global Security will be the February 15 or August 15, as the case may be, next preceding the March 1 and September 1 Interest Payment Dates. Unless otherwise indicated in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued to but excluding the relevant Interest Payment Date. Interest on this permanent global Security shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity of this permanent global Security falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

            This permanent global Security is exchangeable for definitive Registered Securities of this series of like tenor and of an equal aggregate principal amount only if (x) the Depositary with respect to the Securities of this series (the "Depositary") notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days (y) the Company in its sole discretion determines that this permanent global Security shall be exchangeable for definitive Registered Securities and executes and delivers to the Trustee a Company Order providing that this permanent global Security shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part. In the event this permanent global Security is exchangeable pursuant to the preceding sentence, this permanent global Security shall, in the case of clause (x) above, be exchanged in whole for definitive Registered Securities of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Securities of this series, provided that the definitive Registered Securities so issued in exchange for this permanent global Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Security to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this permanent global Security, or any portion hereof, only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this permanent global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

            Any exchange of this permanent global Security for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar. Upon exchange of any portion of this permanent global Security for one or more definitive Registered Securities of this series, the Trustee shall endorse Exhibit A of this permanent global Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

            Except as provided in the next paragraph, no beneficial owner of any portion of this permanent global Security shall be entitled to receive payment of accrued interest hereon until this permanent global Security has been exchanged for one or more definitive Registered Securities of this series, as provided herein and in the Indenture.

            The principal and any interest in respect of any portion of this permanent global Security payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this permanent global Security to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity. If a definitive Registered Security or Registered Securities of this series are issued in exchange for this permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this permanent global Security on such Regular Record Date or Special Record Date, as the case may be.

            Payment of the principal of (and premium, if any) and any such interest on this permanent global Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment
                                                --------  -------
of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to an account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received transfer instructions in writing).

            The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this permanent global Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance with certain conditions set forth therein, which provisions shall apply to this permanent global Security.

            The provisions of Article Fourteen of the Indenture apply to Securities of this series.

            If so provided on the first page of this permanent global Security, this permanent global Security may be redeemed by the Company on the Redemption Date(s) and at the applicable Redemption Price(s) so indicated on the first page hereof. If no date on which this permanent global Security is redeemable is set forth on the first page hereof, this permanent global Security may not be redeemed prior to Maturity. On the Redemption Date(s), if any, on which this permanent global Security may be redeemed, this permanent global Security may be redeemed in whole or in part in increments of $1,000 (provided that any remaining principal amount of this permanent global Security shall be at least $1,000) at the option of the Company at the applicable Redemption Price, together with interest thereon payable to the applicable Redemption Date.

            Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

            In the event of redemption of this permanent global Security in part only, a new permanent global Security or Securities of this series and of like tenor for the unredeemed portion of the Principal Amount hereof will be delivered to the Depositary upon the cancellation hereof.

            Unless otherwise indicated on the first page hereof, this permanent global Security will not have a sinking fund.

            If so provided on the first page of this permanent global Security, the Company may be required to repurchase the Securities of this series, in whole or in part, on the

Redemption Date(s) and at the applicable Redemption Price(s) so indicated on the first page hereof, plus accrued interest, if any, to the applicable Redemption Date. On or before the applicable Redemption Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Redemption Price and any interest accrued on the such Securities to be tendered for repayment. On and after such Redemption Date, interest will cease to accrue on such Securities or any portion thereof tendered for repayment.

            The repayment option may be exercised by the Holder of this permanent global Security for less than the entire principal amount of this permanent global Security, but in that event, the principal amount of this permanent global Security remaining outstanding after repayment must be in an authorized denomination. In the event of repurchase of this permanent global Security in part only, a new Security or Securities of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            In order for this permanent global Security to be repaid, the Paying Agent must receive at least 30 days but not more than 60 days prior to the Repayment Date (i) this permanent global Security with the form entitled "Option of Holder to Elect Purchase" attached to this permanent global Security duly completed or (ii) facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this permanent global Security, the principal amount of this permanent global Security, the principal amount of this permanent global Security to be repaid, the certificate number or a description of the tenor and terms of this permanent global Security, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this permanent global Security to be repaid, together with the duly completed form entitled "Option of Holder to Elect Purchase" attached to this permanent global Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if this permanent global Security and duly completed form are received by the Paying Agent by such fifth Business Day. Such notice, once given, will be irrevocable unless waived by the Company.

            Unless otherwise indicated on the first page hereof, this permanent global Security will not be subject to redemption at the option of the Holder.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and any interest on the Securities of this series (including this permanent global Security and the interests represented hereby) shall terminate.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued on exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this permanent global Security.

            As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply
                           --------  -------
to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this permanent global Security on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this permanent global Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office or agency of the Company, in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon upon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of a Registered Security (including this permanent global Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            The Securities of this series of which this permanent global Security is a part are issuable only in registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            The Securities of this series (including this permanent global Security) shall be dated the date of their authentication.

            All terms used in this permanent global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee under the Indenture or its successor thereunder, by the manual signature of one of its authorized officers, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                              SPECIAL PROVISIONS

            Unless otherwise indicated on the first page hereof under "Other Terms", if this permanent global Security is an Original Issue Discount permanent global Security subject to these Special Provisions, as indicated on the first page hereof, the amount due and payable on this permanent global Security in the event that the principal amount hereof is declared due and payable prior to the Stated Maturity hereof or in the event that this permanent global Security is redeemed shall be the Amortized Face Amount (as defined below) of this permanent global Security or, in the case of redemption, the specified percentage of the Amortized Face Amount of this permanent global Security on the date such payment is due and payable as determined by the Company, plus any accrued but unpaid "qualified stated interest" (as defined in Section 1.1273-1 of the United States Treasury Department Regulations (the "Treasury Regulations")).

            The "Amortized Face Amount" of this permanent global Security shall be the amount equal to the sum of (i) the issue price (as defined below) of this permanent global Security and (ii) that portion of the difference between the issue price and the principal amount of this permanent global Security that has been amortized at the Stated Yield (as defined below) of this permanent global Security (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and
Section 1.1275-1(b) of the Treasury Regulations, in each case as in effect on the issue date of this permanent global Security) at the date as of which the Amortized Face Amount is calculated, but in no event can the Amortized Face Amount exceed the principal amount of this permanent global Security due at the Stated Maturity hereof. As used in the preceding sentence, the term "issue price" means the principal amount of this permanent global Security due at the Stated Maturity hereof less the Original Issue Discount of this permanent global Security specified above. The term "Stated Yield" of this permanent global Security means the Yield to Maturity specified above for the period from the Issue Date of this permanent global Security to the Stated Maturity hereof based on the issue price and principal amount payable at the Stated Maturity hereof.

            If this permanent global Security is issued with an original issue discount, in the case of a default in payment of principal upon acceleration, redemption or at Maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this permanent global Security shall bear interest at a rate of interest per annum equal to the Default Rate stated above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or Maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                CSX CORPORATION



  [Seal]                        By:_______________________________________
                                   Name:   David D. Owen
                                   Title:  Managing Director-Corporate Finance


  Attest:_______________________________________
            Assistant Corporate Secretary



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of a series issued under the Indenture described herein.


                                   THE CHASE MANHATTAN BANK, as Trustee



  Dated:_____________________      By:_______________________________________
                                   Authorized Officer

                                 ABBREVIATIONS

       The following abbreviations, when used in the inscription above in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                   UNIF GIFT MIN ACT  _______ Custodian _______
TEN ENT -  as tenants by the                                         (Cust)            (Minor)
 entireties
JT TEN  -  as joint tenants with                  Under Uniform Gifts to Minors Act
 right of survivorship and not as                                    _____________________
 tenants in common                                                         (State)


       Additional abbreviations may also be used though not in the above list.

                              ------------------

                           [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
  Insert Taxpayer Identification No.
  ----------------------------------

_______________________________________________________________________________
Please print or typewrite name and address including zip code of assignee the within permanent global Security and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
attorney to transfer said permanent global Security on the books of the Company with full power of substitution in the premises.

Dated: ________________     ___________________________________________________
                            NOTICE:  The signature to this assignment must
                                     correspond with the name as written
                                     elsewhere upon the within instrument in
                                     every particular, without alteration or
                                     enlargement or any change whatever.

                     [OPTION OF HOLDER TO ELECT PURCHASE]


            If you wish to have all or a portion of this permanent global Security purchased by the Company pursuant to Article Fifteen of the Indenture, state the amount (in principal amount): $________________.

Date:


Your Signature: ____________________________________________________________
            (Sign exactly as your name appears elsewhere on this Security)

Signature Guarantee: _______________________________________________________

                                                                       EXHIBIT A
                                                                       ---------


                             Schedule of Exchanges
                             ---------------------